Exhibit 99.1

CMS ENERGY ANNOUNCES FIRST QUARTER EARNINGS OF $0.71 PER SHARE;

REAFFIRMS 2017 EARNINGS GUIDANCE

JACKSON, Mich., May 1, 2017 — CMS Energy announced today reported net income of $199 million, or $0.71 per share, for the first quarter of 2017, compared to reported net income of $164 million, or $0.59 per share, for the same quarter of 2016. Earnings per share in 2017 grew $0.12 or 20 percent compared with 2016 despite a historic March storm, and one of the warmest winters in Michigan’s history.

CMS Energy reaffirmed its guidance for 2017 adjusted earnings of $2.14 to $2.18 per share (*See below for important information about non-GAAP measures) or 6 to 8 percent annual adjusted earnings per share growth.

The first quarter results include the impact of a historic, statewide wind storm restoration and a final order for our 2016 electric rate case. The company filed a new electric rate case in March, reflecting additional investments designed to continue improvements to customer service and reliability.

“We are committed to safety as evidenced by zero employee safety incidents during our recent catastrophic storm,” said Patti Poppe, CEO and President of CMS Energy and Consumers Energy. “To continue our pledge of leaving the planet better than we found it, CMS Energy is increasing our renewable energy capacity as well as investing in energy efficiency and demand response programs which benefit our customers while providing for a more nimble generation fleet.”

CMS Energy noted several other important recent events:

•	Issued a request for proposal in April for acquisition of an existing natural gas plant and filed the securitization case requesting early termination of the Power Purchase Agreement with Entergy’s Palisades Plant.

•	Continued investment in electric and renewable energy infrastructure to reduce system risk and increase capacity.

•	Started work on the 94-mile, multi-year Saginaw Trail pipeline project, to be completed by 2022, which will deliver natural gas safely and reliably.

•	Launched the Peak Power Savers Program – helping customers save money by reducing energy use at peak usage times.

•	Received approval from the MPSC to proceed with the Crosswinds Energy Park Phase II, which builds on our commitment to increase customer renewable energy options. We also secured the ability to take advantage of the Production Tax Credit to reduce costs.

•	Honored nationally for excellence and commitment to energy efficiency with the ENERGY STAR® Partner of the Year – Sustained Excellence Award from the U.S. Environmental Protection Agency.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2017 first quarter results and provide a business and financial outlook on May 1 at 9:30 AM (EDT). To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at www.cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	First Quarter (Unaudited)
	2017	2016
Operating Revenue	$1,829	$1,801
Operating Expenses	1,441	1,475

Operating Income	$388	$326
Other Income	14	18
Interest Charges	107	106

Income before Income Taxes	$295	$238
Income Tax Expense	96	74

Net Income Available to Common Stockholders	$199	$164

Income Per Share
Basic	$0.71	$0.59
Diluted	0.71	0.59

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	March 31 2017	December 31 2016
	(Unaudited)
Assets
Cash and cash equivalents	$433	$235
Restricted cash and cash equivalents	30	19
Other current assets	1,752	2,026

Total current assets	$2,215	$2,280
Plant, property, and equipment	15,857	15,715
Other non-current assets	3,551	3,627

Total Assets	$21,623	$21,622

Liabilities and Equity
Current liabilities	$1,114	$1,371
Non-current liabilities	6,057	5,927
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	8,548	8,508
Non-recourse debt	1,169	1,198

Total debt, capital leases, and financing obligation	9,717	9,706
Noncontrolling interests	37	37
Common stockholders’ equity	4,370	4,253

Total capitalization	$14,124	$13,996
Securitization debt	328	328

Total Liabilities and Equity	$21,623	$21,622

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Quarter (Unaudited)
	2017	2016
Beginning of Period Cash (Including Restricted Amounts)	$257	$288
Cash provided by operating activities	$646	$632
Cash used in investing activities	(346)	(444)

Cash flow from operating and investing activities	$300	$188
Cash used by financing activities	(94)	(270)

Total Cash Flow	$206	$(82)

End of Period Cash (Including Restricted Amounts)	$463	$206

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	First Quarter (Unaudited)
	2017		2016
Net Income Available to Common Stockholders	$199		$164
Reconciling Items:
Discontinued Operations Loss	*		*
Restructuring Costs and Other	1		*
Tax Impact	(*	)	(*	)

Adjusted Net Income—Non-GAAP Basis	$200		$164

Average Number of Common Shares Outstanding
Basic	279		277
Diluted	280		278
Basic Earnings Per Average Common Share
Net Income Per Share as Reported	$0.71		$0.59
Reconciling Items:
Discontinued Operations Loss	*		*
Restructuring Costs and Other	*		*
Tax Impact	(*	)	(*	)

Adjusted Net Income—Non-GAAP Basis	$0.71		$0.59

Diluted Earnings Per Average Common Share
Net Income Per Share as Reported	$0.71		$0.59
Reconciling Items:
Discontinued Operations Loss	*		*
Restructuring Costs and Other	*		*
Tax Impact	(*	)	(*	)

Adjusted Net Income—Non-GAAP Basis	$0.71		$0.59

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the Company uses adjusted earnings to measure and assess performance. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements. Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.

*	Less than $500 thousand or $0.01 per share.